As filed with the Securities and Exchange Commission on November 25, 2009
                                              Registration No. 333-155028
=============================================================================
                                UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    Post-Effective Amendment No. 1 to
                         Registration Statement on
                                FORM S-1

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Nevada Processing Solutions, Inc.
                  --------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    6199                20-4959207
-------------------------------  -----------------    ------------------
(State or other Jurisdiction of  (Primary Standard    I.R.S. Employer
Incorporation or Organization)   Industrial           Identification No.)
                                 Classification
                                 Number

                   9646 Giddings, Las Vegas, NV  89148
        -------------------------------------------------------------
        (Address of principal executive officers, including Zip Code)

                               (702) 334-4008
                    -------------------------------------
                         (Issuer's Telephone Number)

                              J. Chad Guidry
                              9646 Giddings
                           Las Vegas, NV  89148
                              (702) 334-4008
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89128
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of commencement of proposed sale to the public:
Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                   Accelerated Filer [ ]
Non-accelerated filer   [ ]                   Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                                 EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-155028) (the "Registration Statement") of Nevada Processing Solutions, Inc. (the "Company") is being filed pursuant to the Undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the U. S. Securities and Exchange Commission on January 27, 2009, to include the information contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (the "Annual Report") that was filed with the U. S. Securities and Exchange Commission on November 13, 2009.


                 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The U. S. Securities and Exchange Commission (the "SEC") allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus supplement the documents listed below:

    Our Annual Report on Form 10-K for the fiscal year ended
    September 30, 2009 that we filed with the SEC on November 13, 2009; and

    Our Current Reports on Form 8-K filed with the SEC on August 25, 2009 and amended and filed with the SEC on September 1, 2009.

By incorporating by reference our Annual Report on Form 10-K and our Current Reports on Form 8-K, we can disclose important information to you by referring you to our Annual Report on Form 10-K and our Current Reports on Form 8-K, which are considered part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information included in this filing updates and supplements this Registration Statement and the Prospectus contained therein. No changes have been made to the Prospectus contained in the Registration Statement (which Prospectus continues to form a part of this Registration Statement) with the exception that on April 20, 2009, our stock commenced trading on the OTC-BB under the symbol "NEPR," and, accordingly, such Prospectus has not been reprinted in Part I of this filing, No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Copies of any of these documents may be obtained free of charge by contacting our Company at 9646 Giddings, Las Vegas, NV 89148, or by calling (702) 334-4008.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding the Company at www.sec.gov.


You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

                                   EXPERTS

Seale and Beers, CPAs, Certified Public Accountants, have audited our financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2009, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Seale and Beers, CPAs report, given on their authority as experts in accounting and auditing.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on November 24, 2009.


                                Nevada Processing Solutions, Inc.
                                --------------------------------
                                          Registrant


                              By:   /s/ J. Chad Guidry
                              -------------------------------------------
                                        J. Chad Guidry
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Date:  November 24, 2009      By:   /s/ J. Chad Guidry
       -----------------      -------------------------------------------
                                        J. Chad Guidry
                                        Title: President, Chief Executive
                                        Officer, Chief Financial Officer,
                                        Secretary and Director (Principal
                                        Executive, Financial, and
                                        Accounting Officer)

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Exhibit Index

                                                 Incorporated by reference
                                                 -------------------------

                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
------------------------------------------------------------------------------
 3.1       Articles of Incorporation,           S-1    9/30/08   3.1  11/04/08
           dated May 30, 2006
------------------------------------------------------------------------------
 3.2       Bylaws dated May 31, 2006            S-1    9/30/08   3.2  11/04/08
           as currently in effect
------------------------------------------------------------------------------
 3.3 Amended Articles of Incorporation S-1 9/30/08 3.3 11/04/08 dated February 23, 2007 as currently in effect
------------------------------------------------------------------------------
 3.4       Articles/Designation dated           S-1    9/30/08   3.4  11/04/08
           April 29, 2008 as currently
           in effect
------------------------------------------------------------------------------
10.1       Preferred share lock-up
           agreement dated Apr. 1, 2009        10-Q    3/31/09  10.1   4/21/09
------------------------------------------------------------------------------
23.1       Consent Letter from Seale     X
           and Beers, CPAs
------------------------------------------------------------------------------



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